UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 8, 2026
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2026, the Board of Directors of AGCO Corporation (the “Company”) approved amendments to the Company’s Amended and Restated By-laws (the “Bylaws”) to provide one or more stockholders as a group owning at least 25% of the voting power of the Company’s outstanding shares of capital stock the right to call a special meeting, and to implement other conforming and clarifying changes (the “Bylaw Amendments”). The right of stockholders to request that the Company call special meetings is also subject to notice, information, and other requirements and limitations set forth in the Bylaws.

The foregoing summary of the Bylaw Amendments is qualified in its entirety by reference to the full text of the Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws
104	Cover Page Interactive Data File - the cover page from this current report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer

Dated: July 10, 2026